Exhibit 10.3

SELLING AGREEMENT

This Selling Agreement (“Agreement”) made this 17th day of February 2005 by and between KH Funding Company, a Maryland corporation (the “Company”), and Spencer Edwards Inc., a Colorado corporation (“Seller”) (collectively, the “Parties”).

WHEREAS, the Company is an issuer of investment debt securities, and has registered or will register the Investment Debt Securities it issues under the Securities Act of 1933 (“1933 Act”), to the extent required thereby, on Form SB-2 (“Registration Statement”); and

WHEREAS, the Board of Directors of the Company (“Board”) has established and authorized the issuanceof those types of Investment Debt Securities listed on Schedule A hereto (each, a “Note” and collectively, the “Notes”), as the same may be amended from time to time by mutual written agreement of the Parties (“ Schedule A”); and

WHEREAS, Seller desires to act as an authorized seller of the Notes; and

WHEREAS, Seller is a broker-dealer registered under the Securities Exchange Act of 1934 (“1934 Act”) and a member of the National Association of Securities Dealers, Inc. (“NASD”); and

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Appointment and Obligation of Seller.

The Company hereby appoints Seller as an authorized seller of the Notes and Seller hereby accepts such appointment. By accepting this appointment, Seller represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation as indicated above, and that it has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Further, Seller expressly represents that it is a member of the NASD and a registered broker-dealer under the 1934 Act, and in such states as broker-dealer registration may be required for the conduct of its business.

2. Sale of Notes.

2.1 Availability of Notes. The Company agrees to issue such Notes as Seller may sell in accordance with the terms and conditions set forth herein and the disclosures contained in the Company’s Registration Statement.

2.2 Best Efforts. Seller agrees to use its best efforts to promote the sale of the Notes, but is not obligated to sell any specific number of Notes.

2.3 Rejection or Suspension of Sales: Corporate Actions. Notwithstanding anything herein to the contrary, the Company may, at any time, reject for any reason any order to purchase any Note. In addition, the Company may suspend or terminate the offering of any Note, if such action is required by law, judicial order, or by regulatory authorities having jurisdiction, or if the Board, in its sole discretion, determines that such action is in the best interests of the Company. Further, the Company reserves the right at all times to terminate the future offering of Notes and to take any corporate actions, including, but not limited to, the dissolution, merger, and sale of its assets, solely upon the authorization of its Board.

2.4 Purchase Payments. Seller shall accept purchase payments for Notes as described in the Company’s then effective prospectus relating to the Notes as it may be amended or supplemented from time to time (“Prospectus,” unless the context otherwise requires).

2.5 Manner of Offering. Seller shall offer the Notes for sale in the manner described in the Company’s Prospectus, and only in those jurisdictions where Seller is legally able to offer or sell such Notes and where the Notes have been properly registered or qualified, or are exempt from registration.

2.6 Sales Commissions. As compensation for services rendered hereunder, Seller shall be entitled to payment of a commission on the sale of Certificates in accordance with Schedule A.

2.7 Order and Payment Processing. Seller shall immediately transmit to the Company any order to purchase Notes. Such order shall consist of a completed application to purchase a Note, accompanied by a check made payable to the Company, or any other form of payment deemed acceptable by the Company. The Company, in its sole discretion, reserves the right to reject, for any reason, any application for the purchase of a Note.

2.8 Purchases for Own Account. Seller shall not purchase Notes for its own account for purposes of resale to the public. Seller may purchase Notes for its own investment account upon its written assurance to the Company that the purchase is for investment purposes only and that such Certificates will not be resold.

2.9 Non-Exclusivity. Notwithstanding anything herein to the contrary, the Company may appoint other broker-dealers who are registered as such under the 1934 Act and members of the NASD, in addition to Seller to serve as authorized sellers of the Company’s Notes, and the Notes may be directly sold by the Company without the services of any broker-dealer.

3. Withdrawal, Surrender, Conversion and Exchange Requests.

Seller shall immediately forward any withdrawal, surrender or conversion request, or a request to exchange one type of Note for another that it receives to the Company. All such requests shall be provided in a manner deemed acceptable by the Company. The Company will make payments of withdrawal and surrender proceeds directly to the Note holder.

4. Allocation of Expenses.

Except as set forth herein, each Party shall bear all expenses of fulfilling its duties and obligations under this Agreement. However, the Company may bear some of Seller’s initial costs in selling the Certificates, as the Parties may mutually agree from time to time.

5. Marketing Materials.

5.1 Preparation, Printing, and Distribution. Except as provided below, the Company, at its sole cost, shall be responsible for preparing, printing, and distributing, or causing the same to be done, all marketing materials to be used in connection with its offer and sale of Notes. Seller may create marketing materials in connection with the sale of the Notes. However, any such marketing materials shall be created at the Seller’s sole cost, and the Company shall be entitled to use such marketing materials at any time in its sole discretion with consent of Seller, which will not be unreasonably withheld. The Company will reimburse the Seller for the filing fees paid to the NASD for any marketing materials it may use.

5.2 Company Approval. Seller shall submit definitive copies of all marketing materials it creates to the Company for its approval; consent shall not be unreasonably withheld, at least ten (10) business days prior to their first use. The Company shall be deemed to have granted its approval of such marketing materials unless it objects within such ten (10) business day period.

5.3 Regulatory Approvals. To the extent required and in a timely manner: (i) Seller shall file with the NASD, or any other regulatory body, as appropriate, all marketing materials it employs (other than the prospectus, annual and semi-annual reports) in the offer and sale of Notes, whether such materials are created by Seller or the Company for Seller’s use. Seller shall obtain all necessary regulatory approvals of any marketing materials it proposes to employ, and shall, provide to the Company, promptly after receipt thereof, a copy of each NASD approval of marketing materials submitted to the NASD for review and approval.

6. Non-Marketing Materials.

6.1 Note Holder Correspondence. Seller, at its sole cost, shall be responsible for preparing, printing, and distributing, or causing the same to be done, all correspondence with Note holders in its capacity as an authorized Seller, except for correspondence prepared, printed, and distributed by Seller at the Company’s request. Seller shall, from time to time, make such correspondence available to the Company for review upon request.

6.2 Confirmations. The Company, at its sole cost, shall be responsible for preparing, printing, and distributing in a timely manner, or causing the same to be done, confirmations of Note holder transactions generated by the seller and required to be delivered pursuant to applicable law. The Seller acknowledges its responsibilities as a Broker/Dealer to comply with the confirmation Rules under the 1934 Act and agrees to provide such information as is required under those rules to the company.

6.3 Prospectuses, Reports, etc. The Company, at its sole cost, shall be responsible for preparing, printing, and distributing, or causing the same to be done, all Prospectuses, Reports, and other documents required by applicable law to be provided to Note holders of each series, and for filing such materials with the SEC or any other regulatory body, as appropriate, and shall obtain any necessary regulatory approvals or clearances of these materials.

7. Conduct of Business.

7.1 General. In selling Notes, Seller shall comply in all respects with the requirements of all federal and state laws and regulations and the regulations of the NASD, relating to the sale of the Notes. Neither Seller nor any other person is authorized by the Company to give any information or to make any representations, other than those contained in the Company’s Registration Statement, Prospectus or Reports, and any marketing materials authorized by the Company as provided in section 5 above.

7.2 Independent Contractor. Seller shall undertake and discharge its obligations hereunder as an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way and shall not be deemed to be an employee of the Company. Seller shall be responsible for its own conduct and the employment, control and conduct of its agents and employees, and for injury to such agents or employees or to others through its agents or employees. Seller shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes

7.3 Non-Exclusive Services. Seller’s services pursuant to this Agreement shall not be deemed to be exclusive, and Seller may render similar services for other companies in the offering of their Notes, consistent with its best efforts obligations set forth herein.

7.4 Records. Seller shall prepare and maintain full and accurate books and records of its business as conducted under this Agreement, including transactions by its registered representatives; as such books and records are required to be maintained by applicable law and regulations, including applicable rules of the SEC and NASD. Such books and records shall remain the property of Seller. Seller shall, however, make such books and records available to the Company or regulatory authorities at any reasonable time and place upon request,

7.5 Notice. Seller shall promptly provide notice to the Company of any inquiry or investigation with respect to Seller’s activities initiated or conducted by the NASD, SEC, or any other federal or state regulatory entity.

8. Termination.

This Agreement may be terminated at any time without cause and without the payment of any penalty, by the Company or by Seller, on thirty days written notice to the other party.

9. Definitions.

Intentionally left blank.

10. Notices.

Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the address of the Company shall be 10801 Lockwood Drive, Suite 370, Silver Spring, MD 20901, and the address for Seller shall be 6041 South Syracuse Way, Suite 305, Englewood, CO 80111.

11. Severability.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Confidentiality.

Each party to this agreement shall maintain the confidentiality of any client list or any other proprietary information that it may acquire in the performance of this agreement.

13. Applicable Law.

This Agreement shall be governed by the laws of the State of Maryland

14. Parties to Cooperate.

The Company and Seller agree to fully cooperate with each other in assuring compliance under this Agreement with all federal and state laws and regulations.

15. Indemnification

15.1 By Company. The Company hereby agrees to indemnify and hold Seller harmless from and against any and all losses, liability, damages and expenses (including reasonable attorneys’ fees and expenses) which Seller may incur or be obligated to pay, or for which it may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any breach by the Company of any of the representations or covenants of the Company in this Agreement, or, to the extent permitted by law, any such losses, liabilities, damages or expenses, based on any untrue statements of material facts or material omissions contained in the Registration Statement, including any prospectus contained therein or any amendment or supplement thereto.

15.2. By Seller. Seller hereby agrees to indemnify and hold the Company harmless from and against any and all losses, liability, damages and expenses (including reasonable attorneys’ fees and expenses) which the Company may incur or be obligated to pay or for which it may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any breach of any of the representations or covenants of Seller in this Agreement, including, without limitation, Seller’s failure to comply with the provisions of paragraph 7.1 of this Agreement.

15.3 Survival of Provisions. The provisions of this paragraph 15 shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Spencer Edwards, Inc.,
A Colorado corporation

/s/ Gordon Dihle
Gordon Dihle
Chief Operating Officer

KH Funding Company,
A Maryland corporation

/s/ Robert L. Harris
Robert L. Harris
Chief Executive Officer, President

SCHEDULE A

This Schedule A is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted. This Schedule A sets out the names of the types of Notes covered by the Agreement and the compensation of Seller for the services rendered with respect thereto.

NAMES OF NOTES

Series 3 Senior Secured Notes:

One Day Demand Notes

Thirty Day Demand Notes

One Year Fixed Term Notes

Three Year Fixed Term Notes

Five Year Fixed Term Notes

Series 4 Subordinated Unsecured Notes:

One Year Fixed Term Notes

Three Year Fixed Term Notes

Five Year Fixed Term Notes

COMPENSATION

For its services rendered pursuant to the Agreement, Seller shall be entitled to receive as full compensation therefore, the following sales concessions (subject to any scheduled variations or eliminations of concessions as set forth in the Company’s Prospectus):

Concession Schedule

All concessions are due upon the sale of any Note and calculated as a percentage of the initial purchase payment for such Note, except that with respect to the sale of the One Day and Thirty Day Demand Notes, where the concession is payable quarterly, and shall be calculated on the average daily balance for the respective previous quarter. Trailers are also calculated as a percentage of the initial purchase payment for such Note and to be paid quarterly after the 1st anniversary.

A. For Series 3 Senior Secured Notes

• One Day Demand Notes	0.50% per annum
• Thirty Day Demand Notes	0.60% per annum

• One Year Fixed Term Notes	1.00%
• Three Year Fixed Term Notes	2.00%+0.20% annual trail
• Five Year Fixed Term Notes	3.00%+ 0.20% annual trail

B. For Series 4 Subordinated Notes

• One Year Fixed Term Notes	1.00%
• Three Year Fixed Term Notes	2.00%+ 0.40% annual trail
• Five Year Fixed Term Note	3.00%+ 0.40% annual trail

A concession becomes payable only upon acceptance, by the Company, of the application to purchase a Note, and after payment for such Note has been verified and cleared. The Company will make payment of all concessions and marketing allowance then payable by the 15th of each calendar month.